December 8, 2022 Mr. Laurence Denny RE: 8x8, Inc. Chief Legal Officer Dear Laurence, On behalf of 8x8, Inc., a Delaware corporation (“8x8” or the “Company”), I am pleased to provide this letter memorializing your promotion from Vice President, Deputy General Counsel & Assistant Corporate Secretary to the position of Chief Legal Officer. 1. Position. As Chief Legal Officer, you will have responsibilities as determined by the Board of Directors of the Company (the “Board”). Your duties and responsibilities are subject to change depending on the needs of the Company. 2. Compensation. a. Base Salary. You will continue to be paid an annualized salary of $340,000 payable in accordance with the Company’s standard payroll policies. b. Salary Review. Your base salary will be reviewed as part of the Company’s normal salary review process. c. Expenses. You will be reimbursed for all reasonable and necessary business expenses incurred in the performance of your duties as provided in the Company's Employee Handbook. 3. One-Time Equity Grants. In connection with your promotion to the position of Chief Legal Officer, you will receive the following additional equity grants: a. Promotion RSU Award. On December 15, 2022, you will be granted an equity award of approximately $250,000 in value of restricted stock units representing rights to acquire shares of 8x8’s common stock upon vesting (the “Promotion RSU Award”). The Promotion RSU Award will vest over a three-year period, with one-third (1/3) vesting on the first anniversary of the effective date of your promotion and the remainder vesting in eight substantially equal quarterly installments, subject to your continued employment or other qualifying association with the Company or any of its affiliates through each applicable vesting date; provided that if your employment is terminated by the Company without Cause (as defined in the 8x8, Inc. 2017 Executive Change-in-Control and Severance Policy, as amended and restated as of May 13, 2021, and as may be further amended or restated from time to time (the “Policy”)) or you

2 resign for Good Reason (as defined in the Policy), then any unvested portion of the Promotion RSU Award shall immediately accelerate and vest in full as of such termination date. Except as otherwise set forth herein, the Promotion RSU Award will be subject to the terms and conditions of the 8x8, Inc. 2022 Equity Incentive Plan (the “Equity Incentive Plan”) and an award agreement between the Company and you in the Company’s standard form. b. Promotion PSU Award. On December 15, 2022, you will be granted an equity award of approximately $250,000 in value of performance units representing rights to acquire shares of 8x8’s common stock upon vesting (the “Promotion PSU Award”). The Promotion PSU Award will vest as set forth on Exhibit A attached hereto. Except as otherwise set forth herein, the Promotion PSU Award will be subject to the terms and conditions of the Equity Incentive Plan and an award agreement between the Company and you in the Company’s standard form. 4. Annual Incentives. a. Cash Incentive Plan. You will continue to be eligible to participate in 8x8’s discretionary cash incentive plan. As Chief Legal Officer, your total annual target bonus will be 55% of your annual base salary. b. Equity Incentive Plan. You will continue to be eligible to receive annual equity grants as determined by the Board pursuant to Equity Incentive Plan. 5. Severance Benefits. You will be eligible for benefits under the Policy in accordance with the terms thereof. Such benefits include potential vesting acceleration of stock-based compensation and/or cash severance upon the termination of your employment under specified circumstances, including in Connection with a Change-in-Control (as defined in the Policy), subject to the terms and conditions of the Policy. 6. Employee Benefits. The Company will continue to make available to you standard vacation, medical and dental insurance benefits. The Company will also continue to make available to you a 401(k) plan. You will continue to be eligible to participate in the Company's Employee Stock Purchase Plan upon enrollment by February 1st or August 1st of any year. 7. At-Will Employment; Employee Handbook and Policies. You will continue to be an at-will employee of the Company, meaning that either you or the Company may terminate your employment at any time, without notice, for any reason or no reason, subject to applicable law. You shall continue to comply with Company policies, including those set forth in the Company’s Employee Handbook, and the Confidentiality Information and Inventions Assignment Agreement by and between you and the Company. Congratulations on your promotion!

3 Sincerely, ____________________________ Jaswinder Pal (J.P.) Singh Chairman of the Board

Exhibit A PSU Vesting Schedule The following sets forth the performance goals and performance periods to be used with this Performance Unit (“PSU”) award. Performance Period: This PSU shall include two performance periods as follows: December 15, 2022 through June 15, 2024 (“Performance Period 1”) and December 15, 2022 through June 15, 2025 (“Performance Period 2”) (together, the “Performance Periods”). Administration: This PSU shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”) in accordance with the 2022 Equity Incentive Plan. Definitions: “Average Market Value” shall mean the average closing trading price of 8x8, Inc.’s (the “Company”) or the Peer Group (as defined below) shares on the principal exchange on which such shares are then traded, during the 20-day trading average price ending on a specified date for which such closing trading price is reported by the applicable exchange or such other authoritative source as the Administrator may determine. “Peer Group” shall mean the companies comprising the S&P Software & Services Index as of the last day of the Performance Period. “TSR” shall mean the compound annual total shareholder return of the Company (or of a Peer Group company, as applicable), as measured by the change in the price of a share of Stock (or the publicly traded securities of the Peer Group company, as applicable) over the applicable Performance Period (positive or negative), calculated based on the Average Market Value ending on the first day of the Performance Period as the beginning stock price and the Average Market Value ending on the last day of the Performance Period as the ending stock price and assuming dividends (if any) are reinvested based on the price of a share of Stock (or the publicly traded securities of Peer Group companies, as applicable) in accordance with the “gross” or “total” return methodology as defined by the S&P Software & Services Index. “Performance Goals” shall mean 8x8, Inc.’s TSR as measured against the Peer Group’s TSR. “Relative TSR Percentile Rank” shall mean the relative ranking of 8x8, Inc.’s TSR over the performance period compared to the TSR of each member of the Peer Group at the close of the performance period, expressed as a percentile ranking. 8x8 – PSU Plan Summary: For Performance Period 1 and Performance Period 2, the number of shares of the Company’s common stock issuable upon vesting of the PSU award shall be determined by multiplying the Achievement Factor (as defined below) by one-half (1/2) of the total number of Performance Units granted (rounded down to the nearest whole share of common stock, if applicable). For the purposes hereof, 50% of the target number of PSUs will vest if the Company’s Relative TSR Percentile Rank is at the 25th percentile level of the Peer Group. 100% of the target number of PSUs will vest if the Company’s Relative TSR Percentile Rank is at the 50th percentile level of the peer group. 200%

2 of the target number of PSUs will vest if the Company’s Relative TSR Percentile Rank is at the 90th percentile level of the peer group. If the Company’s Relative TSR Percentile Rank is between the 25th percentile and the 50th percentile, or between the 50th percentile and the 90th percentile, of the Peer Group, the number of vested and payable PSUs will be determined by linear interpolation between the foregoing metrics. Company’s Relative TSR Percentile Rank Achievement Factor <25th Percentile 0% 25th Percentile 50% 50th Percentile 100% 90th Percentile 200% In addition, and notwithstanding anything herein to the contrary, all vesting is subject to continued employment or other association with the Company through the end of the applicable Performance Period. General Provisions: Payment of Awards: The Committee shall use reasonable efforts to issue any shares underlying such vested PSUs within thirty (30) days following the end of each Performance Period but in any event no later than 2½ months following the calendar year in which such PSUs vested. Disputes: All disputes with respect to this PSU will be resolved by the Committee, whose decision will be final.